Exhibit 99.2

CENTERSTATE BANK CORPORATION

Special Meeting of Shareholders

May 21, 2020

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen D. Young and Jennifer L. Idell, or either of them, with individual power of substitution, proxies to vote all shares of the common stock of CenterState Bank Corporation (“CenterState”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held at CenterState’s Posner Park Office, 3rd Floor, 42725 US Hwy 27, Davenport, FL 33837 on May 21, 2020 beginning at 10:00 A.M. Eastern Time, and at any adjournment or postponement thereof. CenterState is monitoring the emerging public health impact of coronavirus (COVID-19) and currently plans to hold the Special Meeting as presented in the joint proxy statement/prospectus. However, if public health developments warrant, CenterState may need to change the date, time or location of the Special Meeting, add a virtual component to the Special Meeting or, if permitted by applicable law, hold the Special Meeting solely by means of remote location and not in a physical location. Any such changes will be publicly announced as promptly as practicable before the meeting by press release and posting on CenterState’s website, as well as through an SEC filing.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED BELOW.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment or postponement thereof and after notification to the Secretary of CenterState at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of CenterState at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from CenterState prior to the execution of this proxy of Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus dated April 16, 2020.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR TELEPHONE.

Continued and to be signed on reverse side

VOTE BY INTERNET — www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1.	For	Against	Abstain

1.              To approve the Agreement and Plan of Merger dated January 25, 2020 (the “Merger Agreement”), by and between CenterState and South State Corporation (“South State”) and the transactions contemplated thereby, including the merger of CenterState with and into South State (the “Merger Proposal”).

	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain

2.              To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to CenterState’s named executive officers in connection with the transactions contemplated by the Merger Agreement.

	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	For	Against	Abstain

3.              To approve a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes present at the Special Meeting to approve the merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of CenterState common stock.

	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,   please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owner)	Date